UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2021

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,

Hampton, New Jersey 08827

(Address of principal executive offices) (Zip Code)

(908) 200-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	CLDX	Nasdaq Capital Market

Item 5.02(e). Compensatory Arrangements of Certain Officers.

Celldex Therapeutics, Inc. (the “Company”) entered into amended and restated employment agreements with each of its executive officers: Anthony S. Marucci, President and Chief Executive Officer; Sam Martin, Senior Vice President, Chief Financial Officer and Secretary; Tibor Keler, Ph.D., Executive Vice President and Chief Scientific Officer; Ronald A. Pepin, Ph.D., Senior Vice President and Chief Business Officer; Sarah Cavanaugh, Senior Vice President of Corporate Affairs and Administration; Margo Heath-Chiozzi, M.D., Senior Vice President of Regulatory Affairs; Elizabeth Crowley, Senior Vice President and Chief Product Development Officer; Richard Wright, Ph.D., Senior Vice President and Chief Commercial Officer; Diane Young, M.D., Senior Vice President, Chief Medical Officer; and Freddy Jimenez, Esq., Senior Vice President and General Counsel. Each of these employment agreements is effective July 1, 2021.

The executive employment agreements between the Company and its executive officers were amended to reflect the following current salary and bonus targets and to standardize language in the contracts.

Name	Annual Salary	Bonus Target
Anthony S. Marucci	$680,908	60%
Tibor Keler, Ph.D.	$483,645	45%
Sarah Cavanaugh	$350,000	40%
Elizabeth Crowley	$388,632	40%
Margo Heath-Chiozzi, M.D.	$417,659	40%
Freddy Jimenez	$391,230	40%
Sam Martin	$412,820	40%
Ronald Pepin, Ph.D.	$366,586	40%
Richard Wright, Ph.D.	$377,306	40%
Diane Young, M.D.	$438,141	40%

The employment agreements have an initial term through December 31, 2021 and shall automatically renew for additional one year terms unless either party gives ninety (90) days prior written notice of its intent not to renew. The Company may terminate the employment agreements without cause, on 90-days’ prior notice, or for cause, subject to a 30-day cure period in certain circumstances. The executive may terminate the employment agreement for good reason (as defined in the executive employment agreement) on 30-days’ prior notice.

The foregoing description of the employment agreements with each of the Company’s executive officers is intended to be a summary and is qualified in its entirety by reference to such documents, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 and which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of July 1, 2021, by and between Celldex Therapeutics, Inc. and Anthony S. Marucci
10.2	Amended and Restated Employment Agreement, dated as of July 1, 2021, by and between Celldex Therapeutics, Inc. and Sam Martin
10.3	Amended and Restated Employment Agreement, dated as of July 1, 2021, by and between Celldex Therapeutics, Inc. and Tibor Keler, Ph.D.
10.4	Amended and Restated Employment Agreement, dated as of July 1, 2021, by and between Celldex Therapeutics, Inc. and Ronald Pepin, Ph.D.
10.5	Amended and Restated Employment Agreement, dated as of July 1, 2021, by and between Celldex Therapeutics, Inc. and Sarah Cavanaugh
10.6	Amended and Restated Employment Agreement, dated as of July 1, 2021, by and between Celldex Therapeutics, Inc. and Margo Heath-Chiozzi, M.D.
10.7	Amended and Restated Employment Agreement, dated as of July 1, 2021, by and between Celldex Therapeutics, Inc. and Elizabeth Crowley
10.8	Amended and Restated Employment Agreement, dated as of July 1, 2021, by and between Celldex Therapeutics, Inc. and Richard Wright, Ph.D.
10.9	Amended and Restated Employment Agreement, dated as of July 1, 2021, by and between Celldex Therapeutics, Inc. and Diane Young, M.D.
10.10	Amended and Restated Employment Agreement, dated as of July 1, 2021, by and between Celldex Therapeutics, Inc. and Freddy Jimenez

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Dated: July 1, 2021	By:	/s/ Sam Martin
	Name:	Sam Martin
	Title:	Senior Vice President and Chief Financial Officer